PROSPECTUS SUPPLEMENT                         This Prospectus Supplement,
FOR THE PERIOD ENDING                         filed pursuant to Rule 424(b)(3),
OCTOBER 31, 1997 TO                           relates to Registration Statement
PROSPECTUS DATED                              No. 33-57302-01 and the
JANUARY 26, 1993                              Prospectus dated January 26, 1993

                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 17, 1997


                           DISCOVER CARD TRUST 1993 A
                           ---------------------------
             (Exact name of registrant as specified in its charter)


Delaware                        0-21508                           Not Applicable
--------                        -------                           --------------
(State of                       (Commission                       (IRS Employer
organization)                   File Number)                      Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                                                    19720
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826



                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


                                 Page 1 of  13
                         Index to Exhibits is on page 4

Item 5. Other Events

On November 17, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the Due Period of October 1997, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.               Description
21                        Monthly Certificateholders' Statement for Discover Card Trust 1993 A related to the Due
                          Period ending October 31, 1997.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           DISCOVER CARD TRUST 1993 A
                                  (Registrant)

                           By: DISCOVER RECEIVABLES FINANCING
                               GROUP, INC.
                               as originator of the Trust


                           By:         Birendra Kumar
                               ----------------------------
                               Birendra Kumar
                               Vice President and Treasurer


Date: November 17, 1997

                                 EXHIBIT INDEX

Exhibit No.               Description
-----------               -----------
21                        Monthly Certificateholders' Statement for Discover Card Trust 1993 A related to the Due
                          Period ending October 31, 1997.